UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2005 (August 29, 2005)

PERICOM SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-27026	77-0254621
(Commission File Number)	(I.R.S. employer identification No.)

3545 North First Street
San Jose, California 95134
(Address of Principal Executive Office, Including Zip Code)

(408) 435-0800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 8.01 Other Events

On August 29, 2005, Pericom Semiconductor Corporation announced that by mutual agreement it has canceled and voided it’s approximately $12.5 million investment in AKER Technology Co., Ltd., of Taiwan that was previously announced on July 19, 2005.  The agreement to void the initial transaction was reached due to significant differences on how to set the future direction of AKER.  Instead, under terms of a new agreement, AKER sold Pericom its 99.9% interest in its Taiwanese eCERA frequency control products subsidiary for 475 million New Taiwan Dollars (approximately $14.7 million).  The transaction was completed on August 30, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

	99.1	Press release, dated August 29, 2005, titled “Pericom Semiconductor Alters Investment in Major Taiwanese Frequency Control Products Supplier”.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION
(Registrant)

Date: August 30, 2005	By:

Michael D. Craighead
Chief Financial Officer